Exhibit 99.1

Polished.com Provides Corporate Updates

BROOKLYN, N.Y.--(BUSINESS WIRE)-- Polished.com Inc. (the “Company” or “Polished”) (NYSE American: POL) today provided the following corporate updates:

Update to Previously Issued Guidance for Fiscal Year 2023

The Company now expects net sales between $315 million and $325 million and EBITDA below its previously provided estimate for fiscal year 2023. The Company previously reported that it expected net sales between $330 million and $350 million and low single digit EBITDA margins for fiscal year 2023. The Company’s updated guidance reflects sustained pressure on the Company’s top line revenue as a result of macroeconomic headwinds continuing to significantly impact consumer discretionary spending.

These expectations are made as of February 12, 2024, and remain subject to substantial uncertainty. Results are unpredictable and may be materially affected by various factors such as the economy, inflation, interest rates, regional labor markets, supply chain constraints and other variables.

May 2022 Credit Agreement

The Company has received a Notice of Acceleration from its lenders asserting certain events of default relating to non-payment of certain principal and interest amounts and fees due and payable under the May 9, 2022 Credit Agreement on January 31, 2024. The Company is seeking to reach a resolution with the lenders and will pursue a defense to any potential enforcement action taken by the lenders. Additional information can be found on the Current Report on Form 8-K that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on February 12, 2024.

About Polished.com Inc.

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other reports filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact

Investor Relations
ir@polished.com